Exhibit 10.2

                          SETTLEMENT AGREEMENT II

     This Settlement Agreement II ("Agreement") is made, as of August 14, 2006 (the "Effective Date"), among Delta and Pine Land Company, a Delaware corporation with its principal offices at One Cotton Row, Scott, Mississippi 38772 ("DPL"), D&M Partners, a Delaware partnership with its principal offices at One Cotton Row, Scott, Mississippi 38772 ("D&M"), and Monsanto Company, a Delaware corporation with its principal place of business at 800 N. Lindbergh Blvd., St. Louis, Missouri 63167 ("Monsanto").

     WHEREAS, DPL and Monsanto have on this date entered into an Agreement and Plan of Merger ("Merger Agreement"); and

     WHEREAS, over the course of their dealings the Parties have a number of pending disputes, identified below, that have not become the subject of arbitration or litigation proceedings (the "Subject Disputes"); and

     WHEREAS, the Parties have come to certain agreements in connection with the Subject Disputes on terms set forth in this Agreement; and

     WHEREAS, the Parties may have other claims against each other, whether asserted or as yet unasserted, which are intended to be preserved and not released or affected by this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, and commitments set forth herein, the Parties understand the meaning and legal effect of entering into this Agreement and hereby agree as follows:

     1.  DEFINITIONS.   For  purposes  of  this  Agreement,  the  following
definitions shall apply to the terms set forth below, and such terms may be used either in the singular or plural context:

     (a) "AFFILIATE" shall mean, with respect to a Party, any Person that directly or indirectly, whether through one or more intermediaries, Controls, is Controlled By, or is under Common Control with a Party.

     (b) "CLAIM" shall mean any and all claims, demands, actions, causes of action, suits, damages, liabilities, judgments, debts, claims over, accounts, warranties, liens, costs or expenses whatsoever, wherever arising, and whether based in contract law, tort law, equity, statute, or regulation, whether known or unknown. A Claim shall include, but not be limited to, any and all actions or claims for injunctive relief, patent infringement, violations of the antitrust or competition laws, false advertising, unfair or deceptive acts or practices, product disparagement, unfair competition, restraint of trade, trade secret misappropriation, breach of contract, conversion, fraud, deceit, contempt, violations of court orders or injunctions, costs, and/or attorney fees. A Claim shall not include any payments due or other obligations owed under contracts or agreements between the Parties or one or more of their Affiliates made prior to the Effective Date of this Agreement that have not been terminated herein or that were not otherwise at issue in the Subject Disputes.

     (c) "CONTROL," "CONTROLLED BY," or "UNDER COMMON CONTROL WITH" shall mean (i) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting equity interest in a Person, and (ii) the ability, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through ownership of voting securities, by contract, or otherwise.

     (d)  "DPL  PARTIES"  shall  mean Delta and Pine Land  Company  and D&M
          Partners.

     (e)  "MONSANTO PARTIES" shall mean Monsanto Company ("Monsanto").

     (f) "PARTIES" shall mean the DPL Parties and the Monsanto Parties. "PARTY" shall mean one of DPL, D&M Partners, or Monsanto.

     (g) "PERSON" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability company, trust, association, or other form of business entity, whether formed under the laws of any state of the United States, the District of Columbia, or the laws of any foreign country or any state or political subdivision thereof.

     (h)  "SUBJECT  DISPUTES"  shall  mean,  collectively,   the  following
          disputes that have not been asserted in litigation or arbitration proceedings:

          (i) Dispute Related to DPL Sensitive Information - this issue was raised by DPL in a letter from DPL to Monsanto dated February 20, 2006 ("DPL Sensitive Information");

          (ii) Bollgard(R)      re-registration      process     ("Bollgard
               Re-Registration");

          (iii)Potential Australian infringement action regarding VIP Cot, as referred to in a letter from counsel to Monsanto or one of its Affiliates to counsel for DPL or one of its Affiliates dated August 10, 2006 ("Australia VIP Cot");

          (iv) Monsanto's promotion of Stoneville varieties as first raised in a letter from DPL to Monsanto, dated May 10, 2006 ("Stoneville Marketing").

          (v) Monsanto's compliance with Marketing Services Agreement with respect to 2006 and 2007 Action Pact Programs, as set forth in a letter from DPL to Monsanto, dated June 1, 2006 ("Action Pact Issues").

          (vi) Terminability of U.S. Bollgard(R) and Roundup Ready(R) Gene License and Seed Services Agreements ("Termination Rights");

          (vii)Limitations periods on ability to raise certain types of disputes ("Time Limitations"); and

          (viii) Revisions to alternative dispute resolutions ("ADR").

     (i) "THIRD PARTY" shall mean any Person other than the Monsanto Parties, the DPL Parties, and any of the Parties' Affiliates.

     2. TREATMENT OF SUBJECT DISPUTES. Upon execution of the Merger Agreement, the Parties agree that the Subject Disputes shall be addressed or resolved as follows:

     (a) With regard to DPL Sensitive Information, the DPL Parties and their Affiliates shall refrain, until the expiration of the Outside Date (as that term is used in the Merger Agreement), from asserting, directly or indirectly, any Claim arising from or relating to DPL Sensitive Information.

     (b) With regard to Bollgard Re-Registration, the DPL Parties and their Affiliates shall cease, desist, and refrain from disparaging, criticizing, or otherwise commenting unfavorably upon, directly or indirectly, the performance of the Bollgard(R) II or Roundup Ready(R) Flex traits or genes.

     (c) With regard to Australian VIP Cot, Monsanto and its Affiliates will refrain, until the expiration of the Outside Date, from taking any further action against DPL and its Affiliates; provided, however, that neither DPL nor its Affiliates shall assert that in refraining from such further action that Monsanto or its Affiliates have been guilty of laches, estoppel, or waiver of any right that they may possess; and provided further that Monsanto and its Affiliates shall not be precluded from taking further action in connection with any Third Party in connection with any matter relating to Australian VIP Cot.

     (d) With regard to Stoneville Marketing, the DPL Parties and their Affiliates shall refrain, from asserting, directly or indirectly, any Claim arising from or relating to the Stoneville Marketing dispute.

     (e) With regard to Action Pact Issues, the DPL Parties and their Affiliates shall refrain from challenging, either directly or indirectly, under the Marketing Services Agreement, either the structure or administration of the Monsanto Action Pact program.

     (f) With regard to Termination Rights, Time Limitations, and ADR, the Parties shall execute the amendments to the US Bollgard(R) and Roundup Ready(R) Gene Licenses and Seed Services Agreements, as set forth in Exhibits A and B, respectively.

     (g) Each Party hereto represents and warrants that it has not prior to the date hereof, and will not in the future, sell, transfer, assign or othewise hypothecate to any Third Party that would not be bound hereby and claim covered by this Agreement existing prior to the date hereof and each Party will defend, indemnify and hold harmless the other Party from any actions by any third Party asserting such claims.

     3. MUTUAL RELEASES.

     (a) By the Monsanto Parties: The Monsanto Parties and their Affiliates hereby release and discharge each of the DPL Parties, their respective Affiliates, assigns, predecessors, and successors, and any and all of those Persons' past, present, and future officers, directors, employees, agents, licensees and attorneys from all Claims that each of the Monsanto Parties and their respective Affiliates, assigns, predecessors, and successors, and all of those Persons' past, present, and future officers, directors, employees, agents, and attorneys ever had, now have, or may have for, upon, or by reason of, any matter whatsoever, through the date of this Agreement, arising from, encompassed by, or related to any and all matters raised in the Bollgard Re-Registration.

     (b) By the DPL Parties: The DPL Parties and their Affiliates hereby release and discharge each of the Monsanto Parties, their respective Affiliates, assigns, predecessors, and successors, and any and all of those Persons' past, present, and future officers, directors, employees, agents, licensees and attorneys from all Claims that each of the DPL Parties and their respective Affiliates, assigns, predecessors, and successors, and all of those Persons' past, present, and future officers, directors, employees, agents, and attorneys ever had, now have, or may have for, upon, or by reason of, any matter whatsoever, through the date of this Agreement, arising from, encompassed by, or related to any and all matters (i) raised in the Action Pact Issues, and the Stoneville Marketing Issues.

     (c) Parties Not Released: The releases set forth in paragraphs 3(a) and 3(b) of this Agreement do not include any Claim by any Party or its Affiliates against (and are expressly not for the benefit of) any Third Party not specifically referred to or described in Paragraphs 3(a) or 3(b) hereof.

     (d) Matters Not Released:

     Solely for the avoidance of doubt, the Parties agree that only the claims asserted within the Subject Disputes and specifically identified in Paragraphs 3(a) or (b) above are the subject of the above releases set forth in this Paragraph 3.

     4. COVENANT NOT TO SUE. The DPL Parties and their respective Affiliates on the one hand and the Monsanto Parties and their respective Affiliates on the other expressly covenant never to institute or prosecute against the other in any administrative proceeding, arbitration proceeding, suit, or action of any kind or nature whatsoever, at law or in equity, any Claim released in this Agreement; provided that nothing contained in this paragraph shall release, remise, discharge or acquit a Party's claims, regardless of the legal theory upon which they are based, against any other Party for the alleged breach of or to seek the enforcement of this Agreement. Provided, however, nothing in this Agreement shall affect any Claim or counterclaim in Delta and Pine Land Company v. Monsanto Company, 2005-IA-00015-SCT, consolidated with Delta and Pine Land Company v.
Monsanto  Company,  2005-IA-00016-SCT,  Delta  and  Pine  Land  Company  v.
Monsanto company, et al, Civil Action No. 2000-1, pending in the Circuit Court of the First Judicial District of Bolivar County, State of Mississippi, or in any other legal proceeding or arbitration not otherwise specifically addressed herein.

     5. DENIAL OF LIABILITY. Each Party hereto expressly denies any liability with respect to the Claims made against it in the Subject Disputes.

     6. FUTURE DISCOVERY. Each Party acknowledges that it may hereafter discover facts relating to the Subject Disputes that occurred prior to the date of this Agreement that are different from, or in addition to, those which it now knows or believes to be true, and each Party agrees that this Agreement shall be and remain effective and applicable in all respects, notwithstanding such different or additional facts, or the discovery thereof.

     7. BINDING NATURE. This Agreement shall be binding upon, impose obligations upon, and inure to the benefit of each of the Parties, their respective Affiliates, and their respective permitted successors and assigns.

     8. GOVERNING LAW. The internal laws of the State of Delaware (excluding its choice of law or conflicts of law provisions) shall govern the interpretation, performance and enforcement of this Agreement.

     9. SUBMISSION TO JURISDICTION. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     10. WAIVER OF JURY TRIAL. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (ii) such Party has considered the implications of this waiver,
(iii) such Party makes this waiver voluntarily, and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this paragraph.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof, and all prior negotiations and understandings between the Parties relating to the subject matter hereof shall be deemed merged into this Agreement.

     12. VOLUNTARILY AND KNOWINGLY. The Parties each acknowledge that they have read this Agreement and understand all of its terms, and that these documents are being executed voluntarily, without duress, and with full knowledge of their legal significance. The Parties each acknowledge that they have received independent legal advice from their respective attorneys with respect to the legal consequences of entering into these agreements.

     13. CONSTRUCTION. The Parties agree that in the event of any dispute concerning the interpretation or construction of this Agreement, no presumption shall exist with respect to the Party initially drafting the Agreement. The Parties each agree they have had ample opportunity to influence the choice of language and terms in this Agreement.

     14. REPRESENTATIONS. The DPL Parties and Monsanto Parties each represent and warrant that they have full capacity and authority to settle, compromise, and release their Claims and the Claims of their respective Affiliates as set forth herein, and that no other person or entity has, or will in the future, acquire or have any right to assert against any person or entity released by this Agreement any portion of that Party's or its Affiliates' released Claims.

     15. SUFFICIENCY OF CONSIDERATION. Other than the obligations set forth in this Agreement, the Parties each acknowledge and agree that no additional consideration is required or owing to the other, and that sufficient consideration has passed between them to render the Agreement valid and enforceable.

     16. MODIFICATIONS. This Agreement may not be amended, altered, or modified, in whole or in part, except by an instrument in writing executed by the Parties thereto.

     17. WAIVER. Any failure by any Party to this Agreement to insist upon the strict performance by another Party of any of the provision of this Agreement shall not be deemed a waiver of any of the provisions of this Agreement and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement. There shall be no estoppel against the enforcement of any provision of this Agreement, except by written instruments signed by the Party charged with the waiver or estoppel; no written waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

     18. SEVERABILITY. If any clause, provision, or section of this Agreement shall, for any reason, be held illegal, invalid or unenforceable, the Parties shall negotiate in good faith and in accordance with reasonable standards of fair dealing, a valid, legal, and enforceable substitute provision or provisions that most nearly reflect the original intent of the Parties under this Agreement in a manner that is commensurate in magnitude and degree with the changes arising as a result of any such substitute provision or provisions. All other provisions in this Agreement shall remain in full force and effect and shall be construed in order to carry out the original intent of the Parties as nearly as possible (consistent with the necessary reallocation of benefits) and as if such invalid, illegal, or unenforceable provision had never been contained herein.

     19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered and shall have the force and effect of an original and all of which together shall constitute one and the same document.

     20. HEADINGS. The various headings used in this Agreement are for reference purposes only and are not to be used in interpreting the text of the paragraph in which they appear or to which they relate.

     21. NOTICES. Any notice required or permitted by this Agreement shall be in writing and served either (1) by hand delivery or (2) by facsimile and United States mail, first-class, postage prepaid, and addressed to the facsimile and address set forth below:

                If to the DPL Parties:
                Delta and Pine Land Company
                Office of the Chief Executive Officer
                One Cotton Row
                Scott, MS 38772

                Fax: (662)742-3795

or such other person and/or address as DPL designates in writing.

                If to the Monsanto Parties:
                Monsanto Company
                Office of the General Counsel
                800 North Lindbergh Blvd.
                Building A
                St.  Louis, MO 63167

                Fax: (314) 694-6399

or such other person and/or address as Monsanto designates in writing.

      22.  ATTACHMENTS   AND   EXHIBITS.    The   Attachments   and
Exhibits form an integral part of this Agreement.

D&M PARTNERS                        DELTA AND PINE LAND COMPANY



By /s/ W.T. Jagodinski              By /s/ R.D. Greene
  ----------------------------        ---------------------------
Title Managing Agent                Title Senior Vice President
     -------------------------           ------------------------
Date August14, 2006                 Date August 14, 2006
    --------------------------          -------------------------

MONSANTO COMPANY

By /s/ Terrell K. Crews
  ---------------------------
Title Chief Financial Officer
     -------------------------
Date August 14, 2006
    -------------------------

                             EXHIBIT A


    AMENDMENT TO ROUNDUP READY(R) GENE LICENSE AND SEED SERVICES
                             AGREEMENT
                        OF FEBRUARY 2, 1996

D&M Partners, a Delaware general partnership, Delta and Pine Land Company, a Delaware corporation, and Monsanto Company, a Delaware corporation, are parties to a certain Roundup Ready(R) Gene License and Seed Services Agreement dated February 2, 1996, as amended
July 26, 1996, December 8, 1999, January 2, 2000, and March 26, 2003, and further amended by a separate agreement of even date hereof (hereinafter referred to as the "Agreement").

All capitalized terms, not otherwise defined in this Amendment, shall have the meanings defined in the Agreement.

The parties agree to amend the Agreement as follows:

1.    Add the following sentence to Section 10.3:

      "If the breaching party disputes (i) the existence of the breach or (ii) whether curative efforts have been effective, within the ninety (90) days, then the aggrieved party may not terminate this Agreement until such time as rights under
      Section 15.16 have been exhausted. For the avoidance of doubt, a notice of breach is the date from which the thirty
      (30) days in subsection 15.16(a) is calculated. Failure to perfect one's rights with the time periods specified in subsections 15.16(a) and (b) exhausts the rights given therein. Further, neither party may terminate this agreement due to an alleged breach that occurred more than two (2) years prior to the notice of breach, provided that if the aggrieved party requested an audit or an examination of records (when provided for under the Agreement) and such was not completed through no fault of the aggrieved party before the end of the two (2) year period, this sentence shall have no effect with respect to a breach that would have been discovered in such an audit or an examination of records (when provided for under the Agreement)."

2. Amend Section 15.16 by deleting "and nothing contained in this Subsection 15.16 shall serve to preclude any party from its right to seek any other remedy at law." Add the following sentence: "Neither party may first seek resolution of disputes subject to this Subsection 15.16 in a court of law or equity, but shall submit it to the binding arbitration provisions of this Subsection."

The parties agree that in the event of a change of Control (as defined in the Settlement Agreement of which this amendment is a part) of Delta and Pine Land Company, following the effective date of this amendment, the amendment of Section 10.3 shall cease to have effect and the original language of that Sectionn 10.3 shall continue as if this amendment was never in effect.


All other terms and conditions of the Agreement remain the same.






D&M PARTNERS              DELTA AND PINE LAND COMPANY



By____________________________ By___________________________

Title_________________________ Title________________________

Date__________________________ Date_________________________


MONSANTO COMPANY


By___________________________

Title_________________________

Date_________________________

                             EXHIBIT B


  AMENDMENT TO BOLLGARD(R) GENE LICENSE AND SEED SERVICES AGREEMENT
                        OF FEBRUARY 2, 1996


D&M Partners, a Delaware general partnership, Delta and Pine Land Company, a Delaware corporation, and Monsanto Company, a Delaware corporation, are parties to a certain Roundup Ready(R) Gene License and Seed Services Agreement dated February 2, 1996, as amended December 8, 1999, January 2, 2000, and March 26, 2003,
(hereinafter referred to as the "Agreement").

All capitalized terms, not otherwise defined in this Amendment, shall have the meanings defined in the Agreement.

The parties agree to amend the Agreement as follows:

1.    Add the following sentence to Section 10.3:

      "If the breaching party disputes (i) the existence of the breach or (ii) whether curative efforts have been effective, within the ninety (90) days, then the aggrieved party may not terminate this Agreement until such time as rights under
      Section 15.16 have been exhausted. For the avoidance of doubt, a notice of breach is the date from which the thirty
      (30) days in subsection 15.16(a) is calculated. Failure to perfect one's rights with the time periods specified in subsections 15.16(a) and (b) exhausts the rights given therein. Further, neither party may terminate this agreement due to an alleged breach that occurred more than two (2) years prior to the notice of breach, provided that if the aggrieved party requested an audit or an examination of records (when provided for under the Agreement) and such was not completed through no fault of the aggrieved party before the end of the two (2) year period, this sentence shall have no effect with respect to a breach that would have been discovered in such an audit or an examination of records (when provided for under the Agreement)."

2. Amend Section 15.16 by deleting "and nothing contained in this Subsection 15.16 shall serve to preclude any party from its right to seek any other remedy at law." Add the following sentence: "Neither party may first seek resolution of disputes subject to this Subsection 15.16 in a court of law or equity, but shall submit it to the binding arbitration provisions of this Subsection."


All other terms and conditions of the Agreement remain the same.

D&M PARTNERS                   DELTA AND PINE LAND COMPANY



By____________________________ By___________________________

Title_________________________ Title________________________

Date__________________________ Date_________________________


MONSANTO COMPANY


By___________________________

Title_________________________

Date_________________________